EXHIBIT 99.1

LOAN AND SECURITY AGREEMENT BETWEEN U-SWIRL, INC.
AND ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
DATED JANUARY 16, 2014

LOAN AND SECURITY AGREEMENT

Dated as of January 16, 2014

by and between

U-SWIRL, INC.

and

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of January 16, 2014, by and between ROCKY MOUNTAIN CHOCOLATE FACTORY, INC., a Colorado corporation (“Lender”), and U-SWIRL, INC., a Nevada corporation (“Borrower”).

RECITALS

WHEREAS, Borrower desires to obtain a loan from Lender for up to an aggregate principal amount of $7,750,000; and

WHEREAS, Lender is willing to extend such loan to Borrower on the terms and conditions herein set forth.

NOW, THEREFORE, Lender and Borrower agree as follows:

1.  DEFINITIONS AND CONSTRUCTION.

1.1  Definitions.  As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A.  Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

1.2  Accounting Terms.  Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP.

2.  LOANS.

2.1  Loan Commitment.  Subject to the terms and conditions of this Agreement, including satisfaction of the conditions set forth in Section 3.1 on the Closing Date, Lender shall make a loan available to Borrower in the amount of up to an aggregate principal amount of $7,750,000 (the “Loan Commitment”).  On the Closing Date, Borrower shall execute and deliver to Lender a note in the form of Exhibit B hereto (the “Note”) to evidence the Loans up to the Loan Commitment made by Lender to Borrower hereunder.  The Loans shall mature on the Maturity Date and shall be repaid (subject to mandatory prepayments required by Section 2.11 hereof, voluntary prepayment pursuant to Section 2.9 hereof, optional redemption pursuant to Section 2.10 hereof, or acceleration) on the Maturity Date, together with all outstanding principal, accrued interest and other fees and charges hereunder or under any of the Loan Documents.

2.2  Loans.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, Lender agrees to make Loans to Borrower from time to time on or after the date hereof to the Maturity Day; provided that after giving effect to each such Loan, the aggregate amount of Loans shall not exceed the Loan Commitment.  To request a Loan, Borrower shall notify Lender of such request in writing not later than 12:00 p.m., Mountain Standard time, three (3) Business Days before the date of the proposed Loan (the “Loan Request”).  Each Loan Request shall specify the following information: (i) the aggregate amount of the requested Loan; (ii) the date of such Loan, which shall be a Business Day; and (iii) the purpose of such Loan.  Lender shall not be obligated to provide a Loan if the purpose of such Loan is not in accordance with the uses of the Loans as set forth in Section 2.13 as determined by Lender in the reasonable exercise of its sole discretion.

2.3  Principal.  All principal payments on the Loans shall be made in cash, shares of Preferred Stock or a combination thereof, at the option of Lender.  Subject to Sections 2.14(d) and (e) below, the number of shares of Preferred Stock issued pursuant to this Section 2.3 shall be determined by dividing the amount of principal due by the Principal Conversion Price (rounded up to the next whole share).

2.4  Interest.  Borrower shall pay interest on the unpaid principal balance of the Loans from time to time outstanding at a rate per annum equal to nine percent (9%).  Interest shall accrue quarterly in arrears on the last Business Day of each applicable fiscal quarter, and shall be payable as set forth in Section 2.1.  Interest shall be payable in cash, shares of  Preferred Stock or a combination thereof, at the option of Lender.  Subject to Sections 2.5, 2.14(d) and 2.14(e) below, the number of shares of Preferred Stock issued pursuant to this Section 2.4 shall be determined by dividing the amount of interest due by the Interest Conversion Price (rounded up to the next whole share).  For the avoidance of doubt, interest shall be payable and accrue only on the outstanding principal balance of the Loans; interest shall not be payable or accrue on any accrued interest, the Undrawn Commitment Fee, the Origination Fee or any other fees.

2.5  Default Interest Rate.  During the continuance of an Event of Default, all Obligations, including without limitation, overdue principal and, to the fullest extent permitted by applicable law, overdue interest in respect of the Loans and any overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to fifteen percent (15%)  (the “Default Rate”).  Interest which accrues under this Section 2.5 shall be payable in the same manner as set forth in Section 2.4.

2.6  Computation of Interest, Etc.  All computations of interest hereunder and under the Loans shall be made on the basis of a three hundred sixty (360) day year, composed of twelve thirty-day months, and the actual number of days elapsed.  The outstanding balance of the Loans as reflected on Lender’s records from time to time shall be considered correct and binding on Borrower and Lender (absent manifest error).

2.7  Undrawn Commitment Fee.  Accruing from the Closing Date until the Maturity Date, Borrower shall pay Lender a monthly undrawn commitment fee (the “Undrawn Commitment Fee”) equal to 0.10% multiplied by the average daily difference between the Loan Commitment and the aggregate of outstanding Loans.  The Undrawn Commitment Fee shall accrue quarterly on the last day of each applicable fiscal quarter, and shall be payable as set forth in Section 2.1.  The Undrawn Commitment Fee shall be payable in cash, shares of Preferred Stock or a combination thereof, at the option of Lender.  Subject to Section 2.14(d) below, the number of shares of Preferred Stock issued pursuant to this Section 2.7 shall be determined by dividing the amount of the Undrawn Commitment Fee by the Interest Conversion Price (rounded up to the next whole share).

2.8  Origination Fee.  On the Closing Date, Borrower shall pay lender an origination fee (the “Origination Fee”) in an amount equal to 7% of the Loan Commitment. The Origination Fee shall accrue to the Loans and shall be payable as set forth in Section 2.1. The Origination Fee shall be payable in cash, shares of Preferred Stock or a combination thereof, at the option of Lender.  Subject to Section 2.14(d) below, the number of shares of Preferred Stock issued pursuant to this Section 2.8 shall be determined by dividing the amount of the Origination Fee by the Interest Conversion Price (rounded up to the next whole share).

2.9  Voluntary Prepayment.  At any time prior to the Maturity Date, Borrower may, at its option, without penalty, prepay up to $2,100,000 of the outstanding Obligations in cash from proceeds raised from the following sources: (i) receipt of $1,500,000 from advances on rebates from Dannon/Yocream, and (ii) cash from the exercise of outstanding stock options and warrants of Borrower.

2.10  Optional Redemption.  At any time after the one year anniversary of the Closing Date, Borrower may redeem in cash, shares of Preferred Stock or a combination thereof, at the option of Lender, the outstanding Obligations at a rate of 108% of all of the outstanding Obligations at such time, provided that Borrower must redeem all of the outstanding Obligations in a single transaction.  The number of shares of Preferred Stock issued pursuant to this Section 2.10 shall be determined in the same manner as set forth in Sections 2.3. 2.4, 2.7 and 2.8 above for the outstanding principal, interest, and fees, as applicable, constituting the Obligations being redeemed under this Section 2.10.

2.11  Mandatory Prepayment.  Upon the occurrence of (i) subject to Section 7.1, the receipt of the proceeds from the Disposition of any assets of any Loan Party, (ii) subject to Section 7.9, the consummation of the issuance of any Equity Interests of any Loan Party (but excluding any Equity Interests issued in connection with the exercise of stock options or warrants to the extent permitted by this Agreement), (iii) subject to Section 7.9, the consummation of the issuance of debt securities of any Loan Party, or (iv) the receipt of any Insurance Proceeds by or on behalf of any Loan Party, other than Insurance Proceeds received in connection with any casualty that are redeployed, within thirty (30) days of receipt thereof (“Reinvestment Period”), to replace or repair the property that was the subject of such casualty, the Loan Parties shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Net Cash Proceeds received (x) in the case of clauses (i), (ii), and (iii) above within five (5) Business Days upon the receipt of such Net Cash proceeds and (y) in the case of clause (iv) above within five (5) Business Days after the Reinvestment Period ends.  Nothing contained in this Section 2.11 shall not be deemed to be implied consent to any such sale or equity or debt issuance otherwise prohibited by the terms of this Agreement

2.12  Method, Timing and Application of Payments.  All payments shall be made by Borrower to Lender at Lender’s address set forth in Section 10 hereof or such other place as Lender may from time to time specify in writing, and in the case of a cash payment, in lawful currency of the United States of America in immediately available funds without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

2.13  Use of Proceeds.  Borrower may use the proceeds of the Loans solely for the following purposes: (i) up to $6,650,000 to pay the purchase price for acquisitions of frozen yogurt businesses; (ii) up to $600,000 for the earnout payments payable pursuant to the acquisition of the Yogurtini business; and (iii) up to $500,000 for miscellaneous fees, expenses and other costs (including any expenses by Lender) associated with any of the acquisitions specified in clause (i) above.

2.14  Conversion.

(a)          Voluntary Conversion.  Subject to Section 2.14(e) below, at any time after the Closing, upon written notice to Borrower, Lender may convert (i) the outstanding principal, or any portion thereof, of the Loans into shares of Preferred Stock by dividing the amount of principal to be converted by the Principal Conversion Price (rounded up to the next whole share), or (ii) any accrued interest or fees, or any portion thereof, on the Loans into shares of Preferred Stock by dividing the amount of interest or fees to be converted by the Interest Conversion Price (rounded up to the next whole share).

(b)          Manner of Conversion.  Voluntary conversion provided for in Section 2.14(a) above shall be effected by delivering a notice of conversion (the “Notice of Conversion”) to Borrower as provided in this paragraph.  The Notice of Conversion shall be executed by Lender and shall evidence Lender’s intention to convert the specified portion of the Loans.  No fractional shares of Preferred Stock or scrip representing fractions of shares will be issued on conversion, but the Conversion Shares shall be rounded up to the next whole share.  Borrower will confirm the Conversion Date, applicable Conversion

Price and the amount of Conversion Shares on the Notice of Conversion and promptly send the Notice of Conversion to Lender either by facsimile, email, U.S. mail or courier.

(c)           Nature of Preferred Stock Issued.

(i)           When issued upon conversion in accordance with this Section 2.14, the Conversion Shares will be legally and validly issued, fully-paid and non-assessable.

(ii)         No later than five (5) Business Days after a conversion has been effected, and subject to Lender having complied with all terms of this Section 2.14, Borrower or any duly appointed stock transfer agent for the Preferred Stock will deliver to Lender a certificate or certificates representing the Conversion Shares issuable by reason of such conversion in such name or names and such denomination or denominations as Lender has specified.  Stock certificates representing Preferred Stock issuable upon conversion will be delivered to Lender by Borrower or any duly appointed stock transfer agent at the address specified in the Notice of Conversion (which may be Lender’s address for notices as contemplated by the Agreement). Borrower represents that said stock certificates will be issued and mailed to Lender within five (5) Business Days thereafter.

(iii)         The issuance of certificates for shares of Conversion Shares will be made without charge to Lender.

(d)           Conversion Price Dilution Adjustment.  In order to prevent dilution of the conversion rights granted under this Section 2.14, the applicable Conversion Price will be subject to adjustment from time to time pursuant to this Section 2.14(d).

(i)          Adjustment for Stock Splits.  If Borrower at any time effects a split or subdivision (by any stock split, stock dividend or otherwise) of its outstanding shares of Preferred Stock or Common Stock, as applicable, into a greater number of shares, the applicable Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if Borrower at any time combines (by reverse stock split or otherwise) its outstanding shares of Preferred Stock or Common Stock, as applicable, into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such combination will be proportionately increased.

(ii)          Dissolution.  In the event of a judicial or non-judicial dissolution of Borrower, the conversion rights and privileges of Lender shall terminate on a date, as fixed by the Board of Directors of Borrower, not more than 45 days and not less than 30 days before the date of such dissolution. The reference to shares of Preferred Stock herein shall be deemed to include shares of any class into which said shares of Preferred Stock may be changed.

(iii)           Adjustment for Dividends and Distributions.  In the event Borrower shall make or issue, or shall have issued, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock without a corresponding dividend or other distribution to holders of Preferred Stock, the applicable Conversion Price then in effect shall be decreased by a fraction (A) the numerator of which is the total number of shares of Preferred Stock issued and outstanding immediately prior to the time of such issuance, and (B) the denominator or which is the total number of shares of Preferred Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Preferred Stock issued or issuable in payment of such dividend.

(iv)           Adjustment for Capital Reorganization or Reclassification.  If the Preferred Stock issuable upon the conversion of the Loans shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise then and in each such event Lender shall have the right thereafter to convert such Loans and receive the kind an amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by Lender of the number of shares of Preferred Stock into which the Loans might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(v)           Sale of Shares Below Conversion Price.  If at any time prior to the Maturity Date, Borrower issues or sells any additional shares of Preferred Stock or Common Stock at a price less than the Interest Conversion Price (the “New Share Price”), the Interest Conversion Price shall be reduced to the New Share Price, and the Principal Conversion Price shall be reduced proportionately based on the New Share Price.

(vi)           No Adjustment for Small Amounts.  Anything in this paragraph to the contrary notwithstanding, Borrower shall not be required to give effect to any adjustment in the applicable Conversion Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the applicable Conversion Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the applicable Conversion Price by at least one cent, such change in the applicable Conversion Price shall thereupon be given effect.

(e)           Default Conversion.  During the continuance of an Event of Default, Lender shall have the right to convert all outstanding Obligations into shares of Preferred Stock by dividing the aggregate outstanding Obligation by the lesser of (i) the Interest Conversion Price or (ii) the Implied Equity Value Per Share multiplied by three (3), in each case rounded up to the next whole share.

3.  CONDITIONS PRECEDENT.

3.1  Closing Date Conditions Precedent.  The obligation of Lender to make Loans on  or after the Closing Date is subject to the conditions precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)  this Agreement, the Note, the Guaranty, the Intellectual Property Security Agreement and each of the other Loan Agreements to which each Loan Party is a party, duly executed by such Loan Party;

(b)  the Services Agreement, duly executed by Borrower;

(c)  payment of all Lender Expenses incurred in connection with this Agreement;

(d)  a copy of the resolutions of the board of directors of each Loan Party authorizing the execution, delivery and performance of this Agreement, the Note, the Guaranty, the Intellectual Property Security Agreement and each of the other Loan Agreements to which such Loan Party is a party, certified by the Secretary or an Assistant Secretary of such Loan Party (which certificate shall state that such resolutions are in full force and effect);

(e)  a certificate of good standing of Borrower issued by the Secretary of State of the State of Nevada dated no later than five (5) business days prior to the Closing date;

(f)  a certificate of a duly authorized officer of Borrower, dated as of the Closing Date, certifying that (i) the conditions set forth in this Article 3 have been satisfied; (ii) each of the representations and warranties of Borrower set forth in this Agreement and the other Loan Documents is true and correct as of the Closing Date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); (iii) no Default or Event of Default shall have occurred and be continuing on the Closing Date; and (d) since August 31, 2013, nothing shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect;

(g)  evidence that appropriate UCC-1 financing statements and other evidences of Lender’s security interests have been duly filed in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect Lender’s security interests in and to its collateral, including without limitation Intellectual Property Security Agreements executed by each Loan Party in the form of Exhibit D attached hereto; and

(h)  such other documents or certificates, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

4.  CREATION OF SECURITY INTEREST.

4.1  Grant of Security Interest.  Borrower grants and pledges to Lender a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Except for Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral.  Notwithstanding any termination of this Agreement, Lender’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2  Perfection of Security Interest.  Borrower authorizes Lender to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable.  Any such financing statements may be filed by Lender at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction.  Borrower shall from time to time endorse and deliver to Lender, at the request of Lender, all Negotiable Collateral and other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfection of Lender’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.  Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Lender chooses to perfect its security interest by possession in addition to the filing of a financing statement. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper.

4.3  Right to Inspect.  Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.4  Pledge of Collateral.  Borrower hereby pledges, assigns and grants to Lender a security interest in the Pledged Collateral, together with all proceeds and substitutions thereof, all cash,

stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations.  Upon request by Lender, the certificate or certificates for the Pledged Collateral will be delivered to Lender, accompanied by an instrument of assignment duly executed in blank by Borrower, and Borrower shall cause the books of each entity whose shares are part of the Pledged Collateral and any transfer agent to reflect the pledge of the Pledged Collateral.  Upon the occurrence and during the continuance of an Event of Default, Lender may effect the transfer of the Pledged Collateral into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee.  Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Pledged Collateral.  Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any rights with respect to the Pledged Collateral (including, without limitation, all voting rights), collect and receive for its own use all cash dividends and interest in respect thereof and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.  All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.  The Pledged Collateral is not held in a brokerage or similar securities account.

5.  REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1  Due Organization and Qualification.  Borrower and each other Loan Party is an entity duly existing under the laws of the jurisdiction in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2  Due Authorization; No Conflict.  The execution, delivery, and performance of the Loan Documents are within each Loan Party’s corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in any Loan Party’s organizational documents or any indenture, contract, agreement or undertaking to which such Loan Party is a party or by which it is bound, and, except for the filing of the Certificate of Designations for the Preferred Stock with the Nevada Secretary of State, do not require the consent or approval of any third party, governmental body, agency or authority other than consents and approvals that have been obtained.  No Loan Party is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.  The Loan Documents when issued and delivered, will be valid and binding on such Loan Party in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law) (collectively, “General Enforceability Exceptions”).

5.3  Collateral.  Except as set forth on Schedule 5.3, each Loan Party has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

5.4  Capitalization. Schedule 5.4 sets forth the type of issued and outstanding equity securities of each Loan Party as of the Closing Date.  All of the outstanding equity securities of each Loan Party have been duly authorized and validly issued, and are fully paid and non-assessable.  Borrower has full power and authority to create a first lien on the Pledged Collateral and no disability or contractual obligation exists that would prohibit Borrower from pledging the Pledged Collateral pursuant to this Agreement.  There are no pre-emptive rights, subscriptions, warrants, rights of first refusal or other restrictions on, or options exercisable with respect to the Pledged Collateral.  The Pledged Collateral have been and will be duly authorized and validly issued, and are fully paid and non-assessable.  The Pledged Collateral is not the subject of any present or threatened suit, claim, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.5  Intellectual Property Collateral.  Each Loan Party owns and possesses or has a license or other right to use all of the Intellectual Property Collateral necessary for the conduct of the business of each Loan Party, without any infringement upon rights of others, in each case, except as would not reasonably be expected to have a Material Adverse Effect.  To each Responsible Officer’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to any Loan Party that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect.

5.6  Actions, Suits, Litigation, or Proceedings.  Except as set forth on Schedule 5.6, no actions, suits, litigation or proceedings, at law or in equity, pending by or against any Loan Party before any court, administrative agency, or arbitrator is pending, or to each Responsible Officer’s knowledge is threatened against any Loan Party, the outcome of which could reasonably be expected to have a Material Adverse Effect.  There is not outstanding against any Loan Party any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is any Loan Party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such matters would reasonably be expected to have a Material Adverse Effect.

5.7  Financial Statements.

(a)  The audited consolidated financial statements of Borrower for the fiscal years ended December 31, 2011 and December 31, 2012 and the two months ended February 28, 2013, and the unaudited consolidated financial statements of Borrower as of August 31, 2013 (collectively, the “Financial Statements”), were prepared in accordance with GAAP (except as set forth therein and subject, in the case of such unaudited statements, to the absence of footnotes and other presentation items and to normal year-end adjustments) and present fairly in all material respects the consolidated financial position of Borrower as at such dates and the results of their operations for the periods then ended.

(b)  The Financial Statements fairly present in all material respects Borrower’s consolidated financial condition as of the date thereof and the Loan Parties’ consolidated  results of operations for the period then ended.  Since August 31, 2013, there has been no material adverse change in the financial condition, prospects, operations, assets, business or properties of the Loan Parties, taken as a whole.

5.8  Compliance with Laws and Regulations.  Neither Borrower nor any Subsidiary of Borrower has violated any statutes, laws, ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect.  Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could reasonably be expected to have a Material Adverse Effect.  Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.  Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).

5.9  Taxes.  Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.  Borrower is unaware of any proposed or pending tax assessments, deficiencies, or audits involving any Loan Party that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

5.10  Subsidiaries.  Except for the shares of capital stock of Guarantor, neither Borrower nor any Subsidiary of Borrower owns, directly or indirectly, any capital stock, equity or other ownership interest in any other Person.

5.11  Government Consents.  Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s and its Subsidiaries’ business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.12  No Default. No Event of Default or Default exists or would result from the incurrence or guaranty by any Loan Party, as applicable, of any debt under any Loan Document.

5.13  Labor Matters.  No Loan Party is subject to any labor or collective bargaining agreement as of the Closing Date.  There are no existing or, to each Responsible Officer’s knowledge, threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate would reasonably be expected to have a Material Adverse Effect.  Except as would not reasonably be expected to have a Material Adverse Effect, hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

5.14  Environmental Matters.  Except as set forth on Schedule 5.14, (a) the on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect, (b) each Loan Party has obtained, and maintains in good standing, all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for their respective ordinary course operations, and each Loan Party is in compliance with all material terms and conditions thereof, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, (c) no Loan Party or any of its respective owned properties or operations is subject to any outstanding written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Materials, except as would not reasonably be expected to have a Material Adverse Effect, (d) there are no Hazardous Materials or other environmental conditions or circumstances existing with respect to any real property, or arising from operations prior to the Closing Date, of any Loan Party that would reasonably be expected to result in a Material Adverse Effect and (e) no Loan Party owns or operates any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that are leaking or releasing Hazardous Materials, except as would not reasonably be expected to have a Material Adverse Effect.

5.15  No Broker’s Fee.  No broker’s, finder’s or placement fee or commission is or will be payable by any Loan Party to any Person, including, without limitation, to any broker, investment banker or agent engaged by any Loan Party or any of its officers, directors or agents with respect to the transactions contemplated by this Agreement, or the other Loan Documents.

5.16  Full Disclosure.  No representation, warranty or other statement made by any Loan Party in any certificate or written statement furnished to Lender taken together with all such certificates and written statements furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Lender that the projections and forecasts provided by the Loan Parties in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6.  AFFIRMATIVE COVENANTS.

Borrower covenants that, until payment in full of all outstanding Obligations, Borrower shall do all of the following:

6.1  Good Standing and Government Compliance.  Borrower shall maintain its organizational existence and good standing in the State of Nevada and each of its Subsidiaries’ organizational existence and good standing in each Subsidiary’s jurisdiction of organization, and Borrower shall maintain its and each of its Subsidiaries’ qualification and good standing in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.  Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could reasonably be expected to have a Material Adverse Effect.  Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

6.2  Notices; Audits.

(a)  Immediately upon becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

(b)  Lender shall have a right from time to time hereafter to audit the Loan Parties’ Accounts and appraise Collateral at the Loan Parties’ expense, provided that such audits will be conducted no more often than every three (3) months unless an Event of Default has occurred and is continuing.

6.3  Taxes.  Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Lender, on demand, proof satisfactory to Lender indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.4  Insurance.

(a)  The Loan Parties, at their expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where the Loan Parties’ business is conducted on the date hereof.  The Loan Parties shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to the Loan Parties.

(b)  All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Lender.  All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Lender, showing Lender as an additional loss payee, and all liability insurance policies shall show Lender as an additional insured and specify that the insurer must give at least twenty (20) days’ notice to Lender before canceling its policy for any reason.  Upon Lender’s request, the Loan Parties shall deliver to Lender certified copies of the policies of insurance and evidence of all premium payments.  If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at the Loan Parties’ option, be payable to the Loan Parties to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Lender has been granted a first priority security interest.  If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Lender’s option, be payable to Lender to be applied on account of the Obligations.

6.5  Registration of Intellectual Property Rights.

(a)  Borrower shall and shall cause each other Loan Party to register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Borrower or such other Loan Party, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

(b)  Borrower shall promptly give Lender written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.

(c)  Borrower shall (i) give Lender not less than thirty (30) days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Lender may reasonably request for Lender to maintain its perfection in such intellectual property rights to be registered by Borrower; (iii) upon the request of Lender, either deliver to Lender or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Lender with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Lender to be filed for Lender to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.

(d)  Borrower shall and shall cause each other Loan Party to execute and deliver such additional instruments and documents from time to time as Lender shall reasonably request to perfect and maintain the perfection and priority of Lender's security interest in the Intellectual Property Collateral.

(e)  The Loan Parties shall use commercially reasonably efforts to (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and trade secrets, (ii) detect infringements of the Trademarks, Patents and Copyrights and promptly advise Lender in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which shall not be unreasonably withheld.

(f)  Lender may audit the Intellectual Property Collateral to confirm compliance with this Section 6.5, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing.  Lender shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.5 to take but which Borrower fails to take, after fifteen (15) days’ notice to Borrower.  Borrower shall reimburse and indemnify Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.5.

6.6  Further Assurances.  At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

6.7  Conduct of the Business.  From the Closing Date until the Obligations are paid in full, Borrower shall operate its business in the ordinary course.

6.8  Reservation of Preferred and Common Stock.  Prior to the Closing Date, the Board of Directors of Borrower shall take all action necessary and required to reserve for issuance the estimated number of shares of Preferred Stock to be issued upon conversion of the Obligations under this Agreement and the estimated number of shares of Common Stock to be issued upon conversion of the shares of Preferred Stock as set forth in Exhibit E attached hereto.

6.9  Information Technology and Finance Function.  Borrower shall transfer its information technology and finance function to Lender by March 31, 2014.

7.  NEGATIVE COVENANTS.

Borrower covenants and agrees that until the outstanding Obligations are paid in full, Borrower will not and will not permit any other Loan Party do any of the following without Lender’s prior written consent, such consent not to be unreasonably withheld:

7.1  Dispositions.  Convey, sell, lease, license, transfer or otherwise dispose of, all or any part of any Loan Party’s business or property.

7.2  Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control.  Change any Loan Party’s name or relocate Borrower’s chief executive office without thirty (30) days prior written notification to Lender; replace

Borrower’s chief executive officer or chief financial officer without thirty (30) days prior written notification to Lender; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by the Loan Parties; change its fiscal year end; have a Change in Control.

7.3  Mergers or Acquisitions.  Merge or consolidate with or into any other business organization (other than mergers or consolidations of a Loan Party into another Loan Party), or acquire all or substantially all of the capital stock or property of another Person, or enter into any agreement to do any of the same.

7.4  Indebtedness.  Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on any Loan Party an obligation to prepay any Indebtedness, except Indebtedness to Lender.

7.5  Encumbrances.  Create, incur, assume or allow any Lien with respect to any Loan Party’s property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or covenant to any other Person that any Loan Party in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to such Loan Party’s property.

7.6  Distributions.  Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any equity interests of Borrower, except that Borrower may repurchase the equity interests of former employees in the ordinary course of business.

7.7  Investments.  Directly or indirectly acquire or own, or make any Investment in or to any Person, other than Permitted Investments.

7.8  Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Loan Party except for transactions that are in the ordinary course of such Loan Party’s business, upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9  Debt and Equity Issuance.  No Loan Party shall issue any equity or debt securities without the prior written consent of Lender, except for the issuance of Common Stock pursuant to outstanding stock options and warrants of Borrower.

7.10  Minimum Operating Performance.  Calculated as of the end of each fiscal quarter, beginning on February 28, 2014, Borrower shall maintain Consolidated Adjusted EBITDA for the last four fiscal quarters from the measurement date equal to or greater than 80% of the sum of (i) $280,000, plus (ii) after the first anniversary of the date of this Agreement, $1,975,000.

7.11  Debt to EBITDA Ratio.  In the event Lender no longer controls the Board of Directors of Borrower, Borrower shall not permit the Debt to EBITDA Ratio, calculated as of the end of each fiscal quarter (and after giving pro forma effect to any acquisitions by Borrower), to be greater than 6.5 to 1.0.

8.  EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1  Payment Default.  If Borrower fails to pay any of the Obligations when due, and has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof;

8.2  Covenant Default.

(a)  If Borrower fails to perform any obligation under Article 6 (except Sections 6.3 or 6.4) or violates any of the covenants contained in Article 7 of this Agreement; or

(b)  If Borrower fails to perform any obligation under Sections 6.3 or 6.4, and has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof;

(c)  If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any Default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the Default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such Default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such Default, so long as Borrower continues to diligently attempt to cure such Default, and within such reasonable time period the failure to have cured such Default shall not be deemed an Event of Default.

8.3  Material Adverse Change.  If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect;

8.4  Defective Perfection.  If Lender shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Lender’s security interest in the Collateral is not prior to all other security interests or Liens of record reflected in the report;

8.5  Attachment.  If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within five (5) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within five (5) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower;

8.6  Insolvency.  If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days;

8.7  Other Agreements.  If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that would reasonably be expected to have a Material Adverse Effect;

8.8  Judgments; Settlements.  If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days; or if a settlement or settlements is agreed upon for an amount individually or in the aggregate of at least One Hundred Thousand Dollars ($100,000);

8.9  Misrepresentations.  If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Lender by any Responsible Officer pursuant to this Agreement or to induce Lender to enter into this Agreement or any other Loan Document;

8.10  Change of Control.  A Change of Control shall occur; or

8.11  Ability to Pay/Collateral Impaired.  If Lender reasonably believes that the prospect of payment or performance by Borrower under any of the Loan Documents is or may be impaired or any of the Collateral is or may be in jeopardy, becomes unsafe or insecure, or its value is or may become otherwise impaired, thereby depriving Lender of the practical realization of the principal benefits purported to be provided by the Loan Documents.

9.  LENDER’S RIGHTS AND REMEDIES.

9.1  Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a)  Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Lender);

(b)  Declare Default Rate interest to be due and payable on the Obligations in accordance with Section 2.5;

(c)  Convert all Obligations into shares of Preferred Stock in accordance with Section 2.14(e);

(d)  Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Lender reasonably considers advisable;

(e)  Make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral.  Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate.  Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.  With respect to any of Borrower’s owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(f)  Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

(g)  Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit;

(h)  Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Lender determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Lender deems appropriate.  Lender may sell the Collateral without giving any warranties as to the Collateral.  Lender may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender, and applied to the indebtedness of the purchaser.  If the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

(i)  Lender may credit bid and purchase at any public sale;

(j)  Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

(k)  Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2  Power of Attorney.  Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Lender (and any of Lender’s designated officers, or employees) as Borrower’s true and lawful attorney to:  (a) send requests for verification of Accounts or notify account debtors of Lender’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Lender’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; (g) enter into a short-form  intellectual property security agreement consistent with the terms of this Agreement for recording purposes only or modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Lender without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (h) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Lender may exercise such power of attorney to sign the name of such Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred.  The appointment of Lender as a Borrower’s attorney in fact, and each and every one of Lender’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender’s obligation to provide advances hereunder is terminated.

9.3  Accounts Collection.  At any time after the occurrence and during the continuation of an Event of Default, Lender may notify any Person owing funds to a Borrower of Lender’s security interest in such funds and verify the amount of such Account.  Borrower shall collect all amounts owing to Borrower for Lender, receive in trust all payments as Lender’s trustee, and immediately deliver such payments to Lender in their original form as received from the account debtor, with proper endorsements for deposit.

9.4  Lender Expenses.  If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following after reasonable notice to Borrower:  (a) make payment of the same or any part thereof; or (b)obtain and maintain insurance policies of the type discussed in Section 6.4 of this Agreement, and take any action with respect to such policies as Lender deems prudent.  Any amounts so paid or deposited by Lender shall constitute Lender Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral.  Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

9.5  Lender’s Liability for Collateral.  Lender has no obligation to clean up or otherwise prepare the Collateral for sale.  All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

9.6  No Obligation to Pursue Others.  Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Lender may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Lender’s rights against Borrower.  Borrower waives any right it may have to require Lender to pursue any other Person for any of the Obligations.

9.7  Remedies Cumulative.  Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower’s part shall be deemed a continuing waiver.  No delay by Lender shall constitute a waiver, election, or acquiescence by it.  No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.  Borrower expressly agrees that this Section 9.7 may not be waived or modified by Lender by course of performance, conduct, estoppel or otherwise.

9.8  Pledged Collateral.  Borrower recognizes that Lender may be unable to effect a public sale of any or all the Pledged Collateral, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

9.9  Demand; Protest.  Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

10. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile, email or other electronic transmission to Borrower or to Lender, as the case may be, at its addresses set forth below:

If to Borrower:	U-Swirl, Inc. 1175 American Pacific Suite C Henderson, Nevada 89074 Attn: Ulderico Conte Facsimile: (702) 834-8444 Email: ricoconte2@yahoo.com

If to Lender:	Rocky Mountain Chocolate Factory, Inc. 265 Turner Drive Durango, Colorado 81303 Attn: Bryan Merryman Facsimile: (970) 382-2218 Email: bjmerrym@rmcf.net

with a copy to:	Perkins Coie LLP 1900 Sixteenth Street, Suite 1400 Denver, Colorado 80202 Attention: Sonny Allison Facsimile: (303) 291-2400 Email: sallison@perkinscoie.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

THIS AGREEMENT AND EACH LOAN DOCUMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY A DIFFERENT LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN LA PLATA COUNTY IN THE STATE OF COLORADO.  THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

12.  GENERAL PROVISIONS.

12.1  Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion.  Lender shall have the right without the consent of or notice to any Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights and benefits hereunder.

12.2  Indemnification.  Borrower shall defend, indemnify and hold harmless Lender and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement and/or the Loan Documents; and (b) all losses or Lender Expenses in any way suffered, incurred, or paid by Lender, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Lender and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for in all cases losses caused by Lender’s gross negligence or willful misconduct.

12.3  Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.4  Correction of Loan Documents.  Lender may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.5  Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing signed by the parties.  All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

12.6  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7  Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.  The obligations of Borrowers to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

12.8  Confidentiality.  In handling any confidential information, Lender and all employees and agents of Lender shall exercise the same degree of care that Lender exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Lender in connection with their present or prospective business relations with a Borrower, (ii) to prospective transferees or purchasers of any interest in the Loan, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Lender, (v) to Lender’s accountants, auditors and regulators, and (vi) as Lender may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either:  (a) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (b) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

U-SWIRL, INC.

By: /s/ Ulderico Conte
Name: Ulderico Conte
Title: Chief Executive Officer

LENDER:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By: /s/ Bryan J. Merryman
Name: Bryan J. Merryman
Title: Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT A

DEFINITIONS

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Agreement” has the meaning set forth in the Preamble.

“Borrower” has the meaning set forth in the Preamble.

“Borrower’s Books” means all of Borrower’s books and records including:  ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not (i) a Saturday, Sunday, or (ii) a day on which commercial banks in the State of Colorado are authorized or required to close.

“Cash” means unrestricted cash and cash equivalents.

“Change in Control” means (i) any voluntary or involuntary liquidation, dissolution or winding up of Borrower, other than any dissolution, liquidation or winding up in connection with any reorganization of Borrower in another jurisdiction, or (ii) any Sale of Borrower.  “Sale of Borrower” means (i) the sale of all or substantially all of Borrower’s assets, (ii) the sale or transfer of the outstanding capital stock of Borrower, (iii) the merger or consolidation of Borrower with another person or entity, in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of outstanding capital stock of Borrower, immediately prior to such transaction, own less than 50% in voting power of the outstanding capital stock of Borrower or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction or (iv) any other transaction or series of transactions pursuant to, or as a result of, which a single person (or group of affiliated persons) acquires (from Borrower or directly from the stockholders of Borrower) capital stock of Borrower representing a majority of Borrower’s outstanding voting power.  A sale (or multiple related sales) of one or more subsidiaries of Borrower (whether by way or merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of Borrower shall be deemed a Sale of Borrower.

“Closing Date” means January 16, 2014.

“Code” means the Colorado Uniform Commercial Code as amended or supplemented from time to time.

“Collateral” means any and all assets, rights and interests in or to the property of Borrower and each of its subsidiaries, whether real or personal, tangible or intangible, including, but not limited to, all royalty and franchise agreements with franchisees.

“Common Stock” means shares of common stock, par value $0.001, of Borrower.

“Consolidated Adjusted EBITDA” means the sum of, giving pro forma effect to any acquisitions or divestitures with the consent of Lender, (i) net income (or loss) of Borrower on a consolidated basis for such period (excluding one-time charges with the consent of Lender and all charges allocated by Lender for management, accounting, information technology and other services under the Services Agreement or otherwise), plus (ii) all interest expense of Borrower on a consolidated basis for such period, plus (iii) all charges against income of Borrower on a consolidated basis for such period for federal, state and local taxes, plus (iv) depreciation expenses for such period, plus (v) amortization expenses for such period.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Conversion Date” means the date on which the Notice of Conversion is effective and shall be deemed to be the date on which Borrower receives the Notice of Conversion.

“Conversion Price” means, as applicable, the Principal Conversion Price or the Interest Conversion Price.

“Conversion Shares” means the shares of  Preferred Stock issued or issuable upon conversion of the Loans or any portion thereof, as applicable.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations pertaining to trade creditors, in each case incurred in the ordinary course of business and not more than 30 days overdue), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (with the amount thereof, in the case of any such indebtedness that has not been assumed by such Person, being measured as the lower of (x) fair market value of such property and (y) the amount of the indebtedness secured), (f) all obligations, contingent or otherwise, with respect to letters of credit (whether or not drawn), banker’s acceptances and surety bonds issued for the account of such Person, (g) all hedging arrangements of such

Person, (h) all Contingent Obligations of such Person, (i) all earn-outs and similar obligations, (j) all indebtedness of any partnership of which such Person is a general partner (other than indebtedness which by its terms is non-recourse to the general partner), and (k) all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP.

“Debt to EBITDA Ratio” means the ratio of (i) total consolidated Debt of Borrower to (ii) Consolidated Adjusted EBITDA for the last four fiscal quarters of Borrower.

“Default” means any event that, if it continues uncured, will, with the lapse of time or the giving of notice or both, constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.5.

“Disposition” shall mean the sale, transfer or other disposition by any Loan Party of any asset to any Person (other than to Borrower or a Guarantor).

“Environment” means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata and ambient air.

“Environmental Claims” means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Laws, or for releases of Hazardous Materials or injury to the environment or any Person or property arising from such releases or violations.

“Environmental Laws” means all law , rules, regulations, ordinances, codes, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency relating to protection of the Environment, including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Endangered Species Act and similar federal, state and local laws as in effect on the Closing Date.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Equity Interest” shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.

“Event of Default” has the meaning assigned in Article 8.

“Financial Statements” has the meaning set forth in Section 5.7.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“General Enforceability Exceptions” has the meaning set forth in Section 5.2.

“Guaranty” shall mean the individual and collective reference to the Guaranty at any time by the Guarantors in favor of Lender, and any other guaranty made in favor of Lender with respect to the Indebtedness, as the same may be amended, modified, revised or restated from time to time, substantially in the form attached hereto as Exhibit C.

“Guarantor” shall mean U-Swirl International, Inc., a Nevada corporation, and each other Person that executes and delivers, or is required to execute and deliver to Lender the Guaranty (or a joinder thereto).

“Hazardous Material” means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum-containing product as listed or regulated under any applicable Environmental Law.

“Implied Equity Value Per Share” means the per share amount equal to (i) (A) Consolidated Adjusted EBITDA of Borrower for the last twelve months multiplied by 6.5, plus (B) cash, minus (C) consolidated Debt of Borrower (including the Loans) and the Stated Value of Preferred Stock (if any), divided by (ii) total outstanding shares of Common Stock of Borrower calculated on a fully diluted basis.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other Bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insurance Proceeds” shall mean the cash proceeds received by any Loan Party from any insurer in respect of any damage or destruction of any property or asset net of reasonable fees and expenses (including without limitation attorneys’ fees and expenses and any transfer or similar taxes) incurred solely in connection with the recovery thereof.

“Intellectual Property Collateral” means all of Borrower’s right, title, and interest in and to the following:

(a)	Copyrights, Trademarks and Patents;

(b)	Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)	Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d)
Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)	All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)	All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)	All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Intellectual Property Security Agreements” means the individual and collective reference to each intellectual property security agreement executed by any Loan Party, as the same may be amended, modified, revised or restated from time to time, substantially in the form attached hereto as Exhibit D.

“Interest Conversion Price” means the $0.45 per share of Preferred Stock.

“Inventory” means all present and future inventory in which Borrower has any interest.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lender” has the meaning set forth in the Preamble.

“Lender Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Lender’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loans” means the loans made by Lender to Borrower pursuant to this Agreement.

“Loan Commitment” has the meaning set forth in Section 2.1.

“Loan Parties” means Borrower and the Guarantor.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, the Guaranty, [the Intellectual Property Security Agreement], and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means (i) a material adverse change in Borrower’s prospects, business or financial condition (including without limitation, evidence of a lack of investor support and/or Borrower’s inability to attract sufficient additional equity financing from its investors), or (ii) a material impairment in the prospect of repayment of all or any portion of the Obligations or in otherwise performing Borrower’s obligations under the Loan Documents, (iii) a material impairment in the perfection, value or priority of Lender’s security interests in the Collateral.

“Maturity Date” means January 16, 2016.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Net Cash Proceeds” shall mean the aggregate cash payments received by any Loan Party from any Disposition, the issuance of Equity Interests or the issuance of Debt except Permitted Indebtedness, as the case may be, net of the ordinary and customary direct costs incurred in connection with such sale or issuance, as the case may be, such as legal, accounting and investment banking fees, sales commissions, and other third party charges, and net of property taxes, transfer taxes and any other taxes paid or payable by such Loan Party in respect of any sale or issuance.

“Note” has the meaning set forth in Section 2.1.

“Notice of Conversion” has the meaning set forth in Section 2.14(b).

“Obligations” means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” means:

(a)	Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document;

(b)	Indebtedness existing on the Closing Date and disclosed on Schedule A-1;

(c)	Indebtedness to trade creditors incurred in the ordinary course of business; and

(d)
Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or any of its Subsidiaries, as the case may be.

“Permitted Investment” means:

(a)	Investments existing on the Closing Date disclosed on Schedule A-2;

(b)
(i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Lender’s certificates of deposit maturing no more than one (1) year from the date of investment therein, and (iv) Lender’s money market accounts;

(c)	Repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in the ordinary course of business;

(d)	Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries;

(e)
Investments not to exceed One-Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s manager;

(f)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; and

(g)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to franchisees, customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary.

“Permitted Liens” means the following:

(a)	Any Liens existing on the Closing Date and disclosed on Schedule A-3 or arising under this Agreement or the other Loan Documents;

(b)
Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Lender’s security interests;

(c)
Liens not to exceed One-Hundred Thousand Dollars ($100,000) in the aggregate (i) upon or in any Equipment acquired or held by Borrower or any of their Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d)
Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

(e)	Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 (attachment) or 8.8 (judgments).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Pledged Collateral” means all of the outstanding capital stock of U-Swirl International, Inc., a Nevada corporation.

“Preferred Stock” means shares of preferred stock, par value $0.001, of Borrower, with terms and preferences in substantially the form as set forth in Exhibit E attached hereto.

“Principal Conversion Price” means the $0.90 per share of Preferred Stock.

“Origination Fee” has the meaning set forth in Section 2.8.

“Reinvestment Period” has the meaning set forth in Section 2.11.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer of Borrower.

“Schedule” means the schedule of exceptions attached hereto and approved by Lender, if any.

“Services Agreement” means the Services Agreement between Lender and Borrower, pursuant to which Lender provides certain management, accounting, information technology and other services to Borrower and its Affiliates.

“SOS Reports” means the official reports from the Secretaries of State of the State of Nevada and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Stated Value of Preferred Stock” means the aggregate amount of the Obligations converted to, or paid out in, shares of Preferred Stock pursuant to this Agreement.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Undrawn Commitment Fee” has the meaning set forth in Section 2.7.

EXHIBIT B

Form of Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED (EXCEPT AS OTHERWISE SET FORTH IN THE AGREEMENT) (AS DEFINED BELOW) UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY (AS DEFINED BELOW) HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

NOTE DUE JANUARY __, 2016

$7,750,000	January __, 2014

FOR VALUE RECEIVED, the undersigned, U-SWIRL, INC., a Nevada corporation (the “Company”), hereby promises to pay to ROCKY MOUNTAIN CHOCOLATE FACTORY, INC., or its registered and permitted assigns (the “Lender”), the original principal sum of up to SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($7,750,000) on January __, 2016 with interest (computed on the basis of a 360-day year) on the unpaid balance thereof (a) at the rate per annum and at such times as described in the Agreement and (b) after the occurrence and during the continuance of any Event of Default payable at such times as described in the Agreement (or, at the option of the registered holder hereof, on demand as provided in the Agreement), at a rate per annum from time to time equal to the default rate as more fully set forth in the Agreement.

Payments of principal of, interest on and any prepayment premium payable with respect to, this Note are to be made as set forth in the Agreement for such purpose or at such other place as the holder hereof shall designate to the Company in writing.

This Note is the Note issued pursuant to that Loan and Security Agreement, dated as of January __, 2014 (herein called the “Agreement”), among the Company and the Lender.  This Note is a Loan Document entitled to the benefits of the Loan Documents.

This Note is a registered Note and, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is also subject to prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default shall occur and be continuing, the original principal balance of this Note, together with all accrued and unpaid interest may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

The Company and any and all endorsers, guarantors and sureties jointly and severally waive demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

THIS NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY A DIFFERENT LAW.

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B-2

U-SWIRL, INC.

By: _________________________________
       Name: Ulderico Conte
       Title:  Chief Executive Officer

[Signature Page to Note]

EXHIBIT C

Form of Guaranty

This Guaranty is made as of January __, 2014, by U-Swirl International, Inc., a Nevada corporation (the “Guarantor”) for the benefit of Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the “Lender”).

Pursuant to that certain Loan and Security Agreement dated as of January 16, 2014 by and between Lender and U-Swirl, Inc., a Nevada corporation (“Borrower”) (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement), Lender has agreed to make a term loan to Borrower.

As a condition to making the Loans under the Loan Agreement, Lender has required the execution and delivery of this Guaranty by the Guarantor.

ACCORDINGLY, the Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

              1.           Guaranty. The Guarantor hereby absolutely and unconditionally guarantees to Lender the full and prompt performance of the Guaranteed Obligations (as defined below).

2.           Unconditional Obligation. No act or thing need occur to establish the liability of the Guarantor hereunder, and no act or thing, except full payment and discharge of all principal, interest, expenses, indemnification obligations and other Obligations now or hereafter outstanding pursuant to the Loan Agreement (collectively, the “Guaranteed Obligations”), shall in any way exonerate the Guarantor hereunder or modify, reduce, limit or release the liability of the Guarantor hereunder.  This is an absolute, unconditional and continuing guaranty of payment of the Guaranteed Obligations and shall continue to be in force and be binding upon the Guarantor until (i) this Guaranty is revoked prospectively as to future transactions, by written notice actually received by Lender, and such revocation shall not be effective as to the amount of the Guaranteed Obligations existing or committed for at the time of actual receipt of such notice by Lender or (ii) the Guaranteed Obligations are paid in full.

3.           Collection Costs. The Guarantor shall be liable for and, upon demand by Lender, shall reimburse Lender for, all attorneys’ fees, collection costs and enforcement expenses incurred by Lender in endeavoring to collect and enforce the Guaranteed Obligations and in enforcing this Guaranty. Guaranteed Obligations may be created and continued in any amount without affecting or impairing the liability of the Guarantor hereunder.

4.   Recovery from Borrower. The Guarantor hereby waives all rights that the Guarantor may now have or hereafter acquire, whether by subrogation, contribution, reimbursement, recourse, exoneration, contract or otherwise, to recover from Borrower or from any property of Borrower any sums paid under this Guaranty.  The Guarantor will not exercise or enforce any right of contribution to recover any such sums from any person who is a co-obligor with Borrower or a guarantor or surety of the Guaranteed Obligations or from any property of any such person until all of the Guaranteed Obligations shall have been fully paid and discharged.

5.   Waiver of Accommodation Party Defenses. Whether or not any existing relationship between the Guarantor and Borrower has been changed or ended, Lender may enter into transactions resulting in the creation or continuance of the Guaranteed Obligations and may otherwise agree, consent to or suffer the creation or continuance of any of the Guaranteed Obligations, without any consent or approval by the Guarantor and without any prior or subsequent notice to the Guarantor.  The liability of the Guarantor shall not be affected or impaired by any of the following acts or things (which Lender is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without consent or approval by or notice to the Guarantor): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Guaranteed Obligations; (ii) one or more extensions or renewals of the Guaranteed Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any of the Guaranteed Obligations or any amendment or modification of any of the terms or provisions of the Loan Agreement, any other Loan Documents, or any other agreement under which the

Guaranteed Obligations or any part thereof arose; (iii) any waiver or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of the Guaranteed Obligations or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Guaranteed Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, Borrower or any guarantor or other person liable in respect of any of the Guaranteed Obligations; (v) any release, surrender, cancellation or other discharge of any evidence of the Guaranteed Obligations or the acceptance of any instrument in renewal or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for the Guaranteed Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (viii) any assignment, pledge or other transfer of any of the Guaranteed Obligations or any evidence thereof; (ix) any manner, order or method of application of any payments or credits upon the Guaranteed Obligations; and (x) any election by Lender under Section 1111(b) of the United States Bankruptcy Code.  The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

6.   Waiver of Defenses Related to Borrower. The Guarantor waives any and all defenses, claims, setoffs and discharges of Borrower, or any other obligor, pertaining to the Guaranteed Obligations, except the defense of discharge by payment in full.  Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against Lender any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect of any of the Guaranteed Obligations, or any setoff available against Lender to Borrower or any other such person, whether or not on account of a related transaction.  The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Guaranteed Obligations, whether or not the liability of Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.  The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Borrower or any of its assets.  The Guarantor will not assert, plead or enforce against Lender any claim, defense or setoff available to the Guarantor against Borrower.

7.           Defenses Related to Instruments. The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Guaranteed Obligations.  Lender shall not be required first to resort for payment of the Guaranteed Obligations to Borrower or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Guaranteed Obligations, before enforcing this Guaranty.

8.           Recovered Payments; Reinstatement of Guaranty. If any payment applied by Lender to the Guaranteed Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Guaranteed Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such application had never been made.  Furthermore, if, following the payment in full of the Guaranteed Obligations, any additional amounts under or related to the Loan Agreement  shall thereafter become due and owing to Lender, this Guaranty shall be enforceable as to such amounts as fully as if the Guaranteed Obligations had not, in fact, ever been paid in full in cash.

9.           No Obligation of Lender. The Guarantor acknowledges and agrees that Lender (a) has not made any representations or warranties with respect to, (b) does not assume any responsibility to the Guarantor for, and (c) has no duty to provide information to the Guarantor regarding, the enforceability of any of the Guaranteed Obligations or the financial condition of Borrower or any guarantor.  The Guarantor has independently determined the creditworthiness of Borrower and the enforceability of the Guaranteed Obligations and until the Guaranteed Obligations are paid in full will independently and without reliance on Lender continue to make such determinations.

10.           Representations of Guarantors. The Guarantor represents and warrants to Lender that the Guarantor has a direct and substantial economic interest in Borrower and expects to derive substantial benefits from any loans, credit transactions, financial accommodations, and other transactions and events resulting in the creation of the Guaranteed Obligations.  Lender shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Lender without regard to the receipt, nature or value of any such benefits.

11.           Notices. All notices and other communications hereunder shall be in writing and shall be (i)  personally delivered, (ii)  transmitted by registered mail, postage prepaid, (iii)  sent by Federal Express or similar expedited delivery service, or (iv)  transmitted by telecopy, email or other electronic transmission, in each case addressed to the party to whom notice is being given at its address on the signature pages hereto, or at such other address as may hereafter be designated in writing by that party.  All such notices or other communications shall be deemed to have been given on (i)  the date received if delivered personally, (ii)  three (3) business days after the date of posting if delivered by mail, (iii)  the date of receipt, if delivered by Federal Express or similar expedited delivery service, or (iv)  the date of transmission if delivered by telecopy, email or other electronic transmission.

12.           Miscellaneous. This Guaranty shall be effective upon delivery to Lender, without further act, condition or acceptance by Lender, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of Lender and its successors and assigns.  Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guaranty are declared to be severable.  This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and Lender.

13.           CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.  THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY A DIFFERENT LAW.  EACH GUARANTOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN LA PLATA COUNTY IN THE STATE OF COLORADO.  THE GUARANTOR ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW, THE GUARANTOR, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

U-SWIRL INTERNATIONAL, INC.

Date	By:
Name: Ulderico Conte
Title: Chief Executive Officer

Address:

1175 American Pacific, Suite C Henderson, Nevada 89074

EXHIBIT D

Form of Intellectual Property Security Agreement

This Intellectual Property Security Agreement is entered into as of January __, 2014 by and between Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (“Lender”), and U-Swirl International, Inc., a Nevada corporation (“Grantor”).

Recitals

A.           Lender has agreed to make a term loan (the “Loan”) to Grantor’s parent company, U-Swirl, Inc. (“Borrower”) and to extend certain financial accommodations to Borrower pursuant to that certain Loan and Security Agreement dated as of January __, 2014 by and between Lender and Borrower, as the same may be amended, modified or supplemented from time to time (the “Loan Agreement).”  Capitalized terms used but not defined herein are used as defined in the Loan Agreement.  Lender is willing to make the Loan to Borrower, but only upon the condition, among others, that Grantor shall grant to Lender a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Borrower under the Loan Agreement.

B.           Pursuant to the terms of the Loan Agreement, Borrower has granted to Lender a security interest in all of its and its subsidiaries’ right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

Now, Therefore, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of Borrower’s obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Borrower and Lender, Grantor hereby represents, warrants, covenants and agrees, and Lender agrees, as follows:

Agreement

To secure Borrower’s obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Borrower and Lender, and as an accommodation to Borrower, Grantor grants and pledges to Lender a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property Collateral throughout the world, and to all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof (including without limitation, those registered Copyrights, Patents and Trademarks listed on Exhibits A, B, and C hereto, if any), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits, if any), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions, continuations, renewals, extensions and continuations in part thereof.

Subject to any limitations on the right to sue that may result from any license agreement between Grantor and a third party with respect to the Intellectual Property Collateral existing as of the date hereof, any rights and remedies granted pursuant to this Intellectual Property Security Agreement may only be exercised during the continuance of an Event of Default in accordance with Article 9 of the Loan Agreement.

This security interest is granted in conjunction with the security interest granted to Lender under the Loan Agreement.  The rights and remedies of Lender with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Lender as a matter of law or equity.  Each right, power and remedy of Lender provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Lender, of any or all other rights, powers or remedies.

If any conflict exists between (a) this Intellectual Property Security Agreement and (b) the Loan Agreement, the provisions of this Intellectual Property Security Agreement will control.

Grantor represents and warrants that Exhibits A, B and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

The rights granted to Lender under this Intellectual Property Security Agreement will terminate when Borrower has satisfied its obligations under the Loan Agreement, or when the Loan Agreement is earlier terminated for any reason.

This Intellectual Property Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

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In Witness Whereof, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

U-SWIRL INTERNATIONAL, INC.

By:  _____________________________
Name:  Ulderico Conte
Title:  Chief Executive Officer

Address of Grantor:

1175 American Pacific, Suite C
Henderson, Nevada 89074

LENDER:

ROCKY MOUNTAIN CHOCOLATE FACTORY,
INC.

By: __________________________________
Name:  Bryan J. Merryman
Title: Chief Operating Officer, Chief Financial Officer and Treasurer

Address of Lender:

265 Turner Drive
Durango, Colorado 81303

EXHIBIT A

Copyrights

Description	Registration Number	Registration Date

EXHIBIT B

Patents

Description	Patent / Application Number	Issue / Application Date

EXHIBIT C

Trademarks

Description	Registration/ Serial Number	Registration/ Application Date

EXHIBIT E

Form of Certificate of Designations

See attached.

CERTIFICATE OF DESIGNATION OF
SERIES A CONVERTIBLE PREFERRED STOCK,
PAR VALUE $0.001 PER SHARE,

OF

U-SWIRL, INC.

Pursuant to NRS 78.1995

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board”) of U-Swirl, Inc., a Nevada corporation (hereinafter called the “Corporation”), with the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, having been fixed by the Board pursuant to authority granted to it under Article III of the Corporation’s Amended and Restated Articles of Incorporation, as amended, and in accordance with the provisions of Section 78.1995 of the Nevada Revised Statutes:

RESOLVED: That, pursuant to authority conferred upon the Board by the Amended and Restated Articles of Incorporation of the Corporation, as amended, the Board hereby authorizes the issuance of [              ]1 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Amended and Restated Articles of Incorporation of the Corporation, as amended, as follows:

Section 1.  Designation. The shares of such series shall be designated “Series A Convertible Preferred Stock,” and the number of shares constituting such series shall be [       ] (the “Series A Preferred Stock”). The number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board and the approval by the holders of a majority of the shares of the outstanding Series A Preferred Stock, voting as a separate class; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of such series then outstanding.

Section 2.  Currency. All Series A Preferred Stock shall be denominated in United States currency, and all payments and distributions thereon or with respect thereto shall be made in United States currency. All references herein to “$” or “dollars” refer to United States currency.

Section 3.  Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank senior to each other class or series of shares of the Corporation that the Corporation may issue in the future the terms of which do not expressly provide that such class or series ranks equally with, or senior to, the Series A Preferred Stock, with respect to dividend rights and/or rights upon liquidation, winding up or dissolution, including, without limitation, the common stock of the Corporation, par value

___________________________
1 On January 16, 2014, the Board of Directors of U-Swirl, Inc. authorized the issuance of up to 14,000,000 shares of Series A Convertible Preferred Stock.

$0.001 per share (the “Common Stock”) (such junior stock being referred to hereinafter collectively as “Junior Stock”).

The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank equally with each other class or series of shares of the Corporation that the Corporation may issue in the future the terms of which expressly provide that such class or series shall rank equally with the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, winding up or dissolution (“Parity Stock”).

The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank junior to each other class or series of shares of the Corporation that the Corporation may issue in the future the terms of which expressly provide that such class or series shall rank senior to the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, winding up or dissolution (“Senior Stock”). The Series A Preferred Stock shall also rank junior to the Corporation’s existing and future indebtedness.

Section 4.  Dividends.

(a)  The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds legally available therefor, dividends per share of Series A Preferred Stock of an amount equal to (i) 9.0% per annum of the Stated Value (as herein defined) of each share of such Series A Preferred Stock then in effect, before any dividends shall be declared, set apart for or paid upon the Junior Stock (the “Regular Dividends”) and (ii) the aggregate amount of any dividends or other distributions, whether cash, in kind or other property, paid on outstanding shares of Common Stock on a per share basis based on the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the applicable record date for such dividends or other distributions, assuming such shares of Common Stock were outstanding on the applicable record date for such dividend or other distributions (the “Participating Dividends” and, together with the Regular Dividends, the “Dividends”).  For purposes hereof, the term “Stated Value” shall mean $0.90 per share of Series A Preferred Stock, as adjusted as described in Section 4(c).

(b)  Regular Dividends shall be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (unless any such day is not a Business Day, in which event such Regular Dividends shall be payable on the next succeeding Business Day, without accrual to the actual payment date), commencing on [_______, 201_] (each such payment date being a “Regular Dividend Payment Date,” and the period from the date of issuance of the Series A Preferred Stock to the first Regular Dividend Payment Date and each such quarterly period thereafter being a “Regular Dividend Period”). The amount of Regular Dividends payable on the Series A Preferred Stock for any period shall be computed on the basis of a 360-day year and the actual number of days elapsed. Participating Dividends shall be payable as and when paid to the holders of shares of Common Stock (each such date being a “Participating Dividend Payment Date,” and, together with each Regular Dividend Payment Date, a “Dividend Payment Date”).

(c)  Regular Dividends, whether or not declared, shall begin to accrue and be cumulative from the Issue Date.  Participating Dividends are payable on a cumulative basis once declared, whether or not there shall be funds legally available for the payment thereon. If the Corporation does not pay any Regular Dividend in full on any scheduled Regular Dividend Payment Date, such Regular Dividends will accrue at an annual rate of 15.0% of the Stated Value from such scheduled Regular Dividend Payment Date to the date that all accumulated Regular Dividends on the Series A Preferred have been paid in cash in full. Any Regular Dividends accrued pursuant to this Section 4(c) on each Regular Dividend Payment Date shall be added to the Stated Value until such Regular Dividends are paid in cash in full. For the avoidance of doubt, dividends shall accumulate whether or not in any Regular Dividend Period there have been funds of the Corporation legally available for the payment of such dividends.

(d)  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of Dividends then accumulated with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the Stated Value on all shares of Series A Preferred Stock held by each such holder. When Dividends are not paid in full upon the shares of Series A Preferred Stock, all Dividends declared on Series A Preferred Stock and any other Parity Stock shall be paid pro rata so that the amount of Dividends so declared on the shares of Series A Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated Dividends (for the full amount of dividends that would be payable for the most recently payable dividend period if dividends were declared in full on non-cumulative Parity Stock) on the shares of Series A Preferred Stock and such other class or series of Parity Stock bear to each other.

(e)  When and if declared, the Regular Dividends shall be paid in cash or Shares of  Series A Preferred Stock, at the Corporation’s option.  Subject to Sections 9 below, the number of shares of Series A Preferred Stock issued pursuant to this Section 4(e) shall be determined by dividing the amount of interest due by the Dividend Conversion Price (rounded up to the next whole share).  For purposes hereof, the initial Dividend Conversion Price shall be $0.90 per share of Series A Preferred Stock, subject to adjustment as provided herein.

(f)  The Corporation shall not declare or pay any dividends on shares of Common Stock unless the holders of the Series A Preferred Stock then outstanding shall simultaneously receive Participating Dividends on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 7 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(g)  Each Dividend shall be payable to the holders of record of shares of Series A Preferred Stock as they appear on the stock records of the Corporation at the Close of Business on such record dates (each, a “Dividend Payment Record Date”), which (i) with respect to Regular Dividends, shall be not more than 30 days nor less than 10 days preceding the applicable Regular Dividend Payment Date, and (ii) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends or distributions to the holders of shares of Common Stock.

(h)  From and after the time, if any, that the Corporation shall have failed to pay all accumulated and unpaid Regular Dividends for all prior Regular Dividend Periods and/or declared and unpaid Participating Dividends in accordance with this Section 4, no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Stock) by the Corporation, directly or indirectly until all such Regular Dividends and/or Participating Dividends have been paid in full without the consent of a majority of the holders of the Series A Preferred Stock; provided, however, that the foregoing limitation shall not apply to:

(1)  purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries;

(2)  an exchange, redemption, reclassification or conversion of any class or series of Junior Stock for any class or series of Junior Stock; or

(3)  any dividend in the form of stock, warrants, options or other rights where the dividended stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

Section 5.  Liquidation, Dissolution or Winding Up.

(a)  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each, a “Liquidation”), after satisfaction of all liabilities and obligations to creditors of the Corporation and before any distribution or payment shall be made to holders of any Junior Stock, each holder of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of Series A Preferred Stock equal to the greater of:

(1)  the Stated Value per share, plus an amount equal to any Regular Dividends accumulated but unpaid thereon (whether or not declared) plus declared but unpaid Participating Dividends through the date of Liquidation; and

(2)  the payment such holders would have received had such holders, immediately prior to such Liquidation converted their shares of Series A Preferred Stock into shares of Common Stock (at the then applicable Conversion Rate) pursuant to Section 7 immediately prior to such Liquidation plus declared but unpaid Participating Dividends through the date of Liquidation.

(the greater of (1) and (2) is referred to herein as the “Liquidation Preference”).  Holders of Series A Preferred Stock will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 5(a) and will have no right or claim to any of the Corporation’s remaining assets.

(b)  If, in connection with any distribution described in Section 5(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay in full the Liquidation Preference payable on the Series A Preferred Stock and the corresponding amounts payable on the Parity Stock, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

(c)  For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, or the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6.  Voting Rights.

(a)  The holders of the shares of Series A Preferred Stock shall be entitled to (i) vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock, (ii) a number of votes per share of Series A Preferred Stock equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is then convertible at the time of the related record date and (iii) notice of all stockholders’ meetings (or pursuant to any action by written consent) in accordance with the Corporation’s Articles of Incorporation and Bylaws as if the holders of Series A Preferred Stock were holders of Common Stock. Except as provided by law or by the provisions of Section 6(b), holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b)  The Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the then outstanding shares of Series A Preferred Stock, take any of the following actions:

(1)  Any change, amendment, alteration or repeal (including as a result of a merger, consolidation, or other similar or extraordinary transaction) of any provisions of the Corporation’s Articles of Incorporation or By-laws that amends, modifies or adversely affects the rights, preferences, privileges or voting powers of the Series A Preferred Stock;

(2)  Any issuance or reclassification of stock that would rank equal or senior to the Series A Preferred Stock with respect to the redemption, liquidation, dissolution or winding up the Corporation or with respect to dividend rights;

(3)  Any voluntary initiation of any liquidation, dissolution or winding up of the Corporation or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Corporation or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

(4)  Any material change to the tax or accounting policies of the Corporation, except any changes required by applicable law or pursuant to GAAP;

(5)  Any increase in the authorized number of members of the Board if such increase would result in the Board having more than eight (8) members;

(6)  Any declaration or payment of any dividend or distribution, in each case, of assets (including via Spin-Off Transaction or split off) to any holder of equity securities of the Corporation or its Subsidiaries other than (i) pro rata cash dividends made only to the holders of Common Stock and Series A Preferred Stock and (ii) dividends and distributions of assets paid or otherwise made to the Corporation or one or more of its wholly-owned Subsidiaries; or

(7)  Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than Indebtedness to trade creditors, Indebtedness existing on the date hereof, or extensions, refinancings and renewals of any items of Indebtedness existing as of the date hereof, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Corporation or any of its Subsidiaries, as the case may be, or prepay any Indebtedness or take any actions which impose on the Corporation an obligation to prepay any Indebtedness.

Section 7.  Conversion.

(a)  Optional Conversion.  At any time, each holder of Series A Preferred Stock shall have the right, at such holder’s option, to convert any or all of such holder’s shares of Series A Preferred Stock, and the shares of Series A Preferred Stock to be converted shall be converted into a number of shares of Common Stock equal to the product of the aggregate Stated Value of the shares of Series A Preferred Stock to be converted divided by $0.90 multiplied by the Conversion Rate then in effect, plus cash in lieu of fractional shares, as set out in Section 9(i), plus an amount in cash per share of Series A Preferred Stock equal to accrued but unpaid dividends on such share from and including the immediately preceding Dividend Payment Date to but excluding the applicable conversion date, out of funds legally available therefor.

(b)  Conversion Rate.  The “Conversion Rate” means [            ]2 shares, subject to adjustment in accordance with the provisions of this Certificate of Designation.

(c)  Conversion Procedures. A holder must do each of the following in order to convert its shares of Series A Preferred Stock pursuant to this Section 7:

(1)     complete and manually sign the conversion notice provided by the conversion Agent, and deliver such notice to the Conversion Agent;

(2)     deliver to the Conversion Agent the certificate or certificates representing the shares of Series A Preferred Stock to be converted (or, if such certificate or certificates have been lost, stolen or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation);

(3)     if required, furnish appropriate endorsements and transfer documents in form and substance reasonably acceptable to the Corporation; and

___________________________

2
To be equal to the issue price (based upon the number of shares of Series A Preferred Stock issued) divided by the conversion price.  The conversion rate shall be at least one (1) share of preferred stock to three (3) shares of common stock.

(4)     if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to Section 7(g).

The “Conversion Date” means the date on which a holder complies in all respects with the procedures set forth in this Section 7(c).

(d)  Effect of Conversion.  Effective immediately prior to the Close of Business on the Conversion Date applicable to any shares of Series A Preferred Stock, dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall cease to be outstanding.

(e)  Record Holder of Underlying Securities as of Conversion Date.  The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash as of the Close of Business on such Conversion Date.  As promptly as practicable on or after the Conversion Date and compliance by the applicable holder with the relevant conversion procedures contained in Section 7(c) (and in any event no later than three Trading Days thereafter), the Corporation shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares).  Such delivery of shares of Common Stock and, if applicable, cash shall be made, at the option of the applicable holder, in certificated form or by book-entry.  Any such certificate or certificates shall be delivered by the Corporation to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice.  If fewer than all of the shares of Series A Preferred Stock held by any holder hereto are converted pursuant to Section 7(a), then a new certificate representing the unconverted shares of Series A Preferred Stock shall be issued to such holder concurrently with the issuance of the certificates (or book-entry shares) representing the applicable shares of Common Stock.  In the event that a holder shall not by written notice designate the name in which shares of Common Stock and, to the extent applicable, cash to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares and, if applicable, cash should be delivered, the Corporation shall be entitled to register and deliver such shares and, if applicable, cash in the name of the holder and in the manner shown on the records of the Corporation.

(f)  Status of Converted or Acquired Shares.  Shares of Series A Preferred Stock duly converted in accordance with this Certificate of Designation, or otherwise acquired by the Corporation in any manner whatsoever, shall be retired promptly after the acquisition thereof.  All such shares shall upon their retirement and any filing required by the Nevada Revised Statutes become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Articles of Incorporation.

(g)  Taxes. (1) The Corporation and its paying agent shall be entitled to withhold taxes on all payments on the Series A Preferred Stock or Common Stock or other securities issued upon conversion of the Series A Preferred Stock to the extent required by law.   Prior to the date of any such payment, each holder of Series A Preferred Stock shall deliver to the Corporation or its paying agent a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 or an appropriate Internal Revenue Service Form W-8, as applicable.

 (2)           Absent a change in law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”)), each holder of Series A Preferred Stock and the Corporation agree not to treat the Series A Preferred Stock (based on their terms as set forth in this Certificate of Designation) as “preferred stock” within the meaning of Section 305 of the Code, and Treasury Regulation Section 1.305-5 for United States federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment.

(3)           The Corporation shall pay any and all documentary, stamp and similar issue or transfer tax due on (x) the issue of the Series A Preferred Stock and (y) the issue of shares of Common Stock upon conversion of the Series A Preferred Stock.  However, in the case of conversion of Series A Preferred Stock, the Corporation shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or Series A Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or duty, or has established to the satisfaction of the Corporation that such tax or duty has been paid.

(4)           Each holder of Series A Preferred Stock and the Corporation agree to cooperate with each other in connection with any redemption of part of the shares of Series A Preferred Stock and to use good faith efforts to structure such redemption so that such redemption may be treated as a sale or exchange pursuant to Section 302 of the Code; provided that nothing in this Section 7(g) shall require the Corporation to purchase any shares of Series A Preferred Stock, and provided further that the Corporation makes no representation or warranty in this Section 7(g) regarding the tax treatment of any redemption of Series A Preferred Stock.

Section 8.  Redemption and Repurchase.

(a) Repurchase at the Option of the Holder. At any time after [●], 20__3, such holder of shares of Series A Preferred Stock may irrevocably elect to require the Corporation to repurchase all or any portion of such holder’s shares of Series A Preferred Stock in accordance with the next succeeding sentence by giving irrevocable, written notice to the Corporation at a repurchase price per share, payable in cash, equal to the sum of (1) the Stated Value per share of the Series A Preferred Stock plus (2) an amount per share equal to accrued but unpaid dividends from and including the immediately preceding Dividend Payment Date to but excluding the date of repurchase. Such notice shall state the number of shares of Series A Preferred Stock to be repurchased and the date of repurchase, which shall be at least six but no more than 20 Business Days following the delivery of such notice.

________________

3 Date to be the fifth anniversary of the Issue Date.

(b)  Partial Redemption. In case of any redemption of part of the shares of Series A Preferred Stock at the time outstanding pursuant to this Section 8, the shares to be redeemed shall be selected pro rata. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(c)  Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 9.  Anti-Dilution Provisions.

(a)  Adjustments.  The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(1)  the issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

OS1
CR1 = CR0	x	-------
OS0

where,

CR0           =           the Conversion Rate in effect immediately prior to the Close of Business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification;

CR1           =           the new Conversion Rate in effect immediately after the Close of Business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification;

OS0           =           the number of shares of Common Stock outstanding immediately prior to the Close of Business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification; and

OS1           =           the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event (including, for the avoidance of doubt, a number of shares of Common Stock equal to OS0 in the event of a dividend or distribution that does not involve the surrender or exchange of shares of Common Stock).

Any adjustment made pursuant to this clause (1) shall be effective immediately prior to the Open of Business on the Trading Day immediately following the Record Date, in the case of a dividend or distribution, or the effective date in the case of a subdivision, combination or reclassification.  If any such event is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(2)  the dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than a distribution of rights issued pursuant to a stockholders rights plan, to the extent such rights are attached to shares of Common Stock (in which event the provisions of Section 9(a)(5) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring 60 days or less from the date of issuance thereof, at a price per share that is less than the Closing Price on the Trading Day immediately preceding the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

(OS0 + X)
CR1 = CR0	x	-------------
(OS0 + Y)

where,

CR0           =           the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend, distribution or issuance;

CR1           =           the new Conversion Rate in effect immediately following the Close of Business on the Record Date for such dividend, distribution or issuance;

OS0           =           the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend, distribution or issuance;

X           =           the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y           =           the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Closing Price on the Trading Day immediately preceding the Record Date for such dividend, distribution or issuance.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Closing Price on the Trading Day immediately preceding the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the fair market value thereof (as determined in good faith by the Board of Directors).

Any adjustment made pursuant to this clause (2) shall become effective immediately prior to the Open of Business on the Trading Day immediately following the Record Date for such dividend, distribution or issuance.  In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared.  To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(3) the Corporation or one or more of its subsidiaries make purchases of Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Spin-Off Transaction subject to Section 9(a)(4)) by the Corporation or a subsidiary of the Corporation for all or any portion of the Common Stock, where the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day prior to the last day (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), in which event the Conversion Rate will be increased based on the following formula:

(AC + (SP1 x OS1))
CR1 = CR0	x	----------------------
(OS0 x SP1)

where,

CR0           =           the Conversion Rate in effect immediately prior to the close of business on the Expiration Date;

CR1           =           the new Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC           =           the fair market value (as determined in good faith by the Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1           =           the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), excluding any Purchased Shares;

OS0           =           the number of shares of Common Stock outstanding immediately before the Expiration Time, including any Purchased Shares; and

SP1           =           the arithmetic average of the VWAP (as defined below) for each of the 10 consecutive full Trading Days ending on the Trading Day immediately succeeding the Expiration Date.

 Any adjustment made pursuant to this clause (3) shall become effective immediately prior to the Open of Business on the Trading Day immediately following the Expiration Date.  In the event that the Corporation or any of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(4) the Corporation shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (subject to an exception for cash in lieu of fractional shares) shares of any class of Capital Stock (other than Common Stock as covered by Section 9(a)(1)), evidences of its indebtedness, assets, other property or securities or rights, options or warrants to acquire Capital Stock or other securities, but excluding (A) dividends or distributions referred to in Section 9(a)(1) hereof, (B) rights, options or warrants referred to in Section 9(a)(2) hereof or distributed in connection with a stockholder rights plan (in which event the provisions of Section 9(a)(5) to the extent applicable shall apply), (C) dividends or distributions paid exclusively in cash (which, to the extent applicable, are required to be paid to the holders of shares of Series A Preferred Stock pursuant to Section 4), and (D) Spin-Off Transactions as to which the provision set forth below in this Section 9(a)(4) shall apply (any of such shares of Capital Stock, indebtedness, assets, property or rights, options or warrants to acquire Common Stock or other securities, hereinafter in this Section 9(a)(4) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

SP0
CR1 = CR0	x	----------
(SP0 - C)

where,

CR0           =           the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1           =           the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0           =           the Closing Price on the Trading Day immediately preceding the Record Date for such dividend or distribution; and

C           =           the fair market value (as determined in good faith by the Board of Directors) of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if C is equal or greater than SP0, then in lieu of the foregoing adjustment, the Corporation shall distribute to each holder of Series A Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date fixed for determination for shareholders entitled to receive such distribution.

 With respect to an adjustment pursuant to this Section 9(a)(4) in connection with a Spin-Off Transaction, the Conversion Rate in effect immediately prior to the effective date of the Spin-Off Transaction shall be adjusted based on the following formula:

(FMV0 + MP0)
CR1 = CR0	x	-----------------
MP0

where,

CR0           =           (x) the Exchange Ratio, multiplied by (y) the Conversion Rate in effect immediately prior to the Close of Business on the effective date of the Spin-Off Transaction;

CR1           =           the new Conversion Rate in effect immediately after the Close of Business on the effective date of the Spin-Off Transaction;

FMV                      =           (x) the Distribution Ratio, multiplied by (y) the arithmetic average of the volume-weighted average prices for a share of the capital stock or similar equity interest distributed to holders of Common Stock on the principal United States securities exchange on which such capital stock or equity interest trades, as reported by Bloomberg, L.P. (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or equity interest on such Trading Day determined, using a volume-weighted average method (“VWAP”), by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for such purpose by the Corporation), for each of the five consecutive full Trading Days commencing with, and including, the effective date of the Spin-Off Transaction; and

MP0           =           (x) the Exchange Ratio, multiplied by (y) the arithmetic average of the VWAP for each of the five consecutive full Trading Days commencing with, and including, the effective date of the Spin-Off Transaction.

(5) If the Corporation has a stockholder rights plan in effect with respect to the Common Stock on the Conversion Date, upon conversion of any shares of the Series A Preferred Stock, holders of such shares will receive, in addition to the shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to the Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur being the “Trigger Event”), in either of which cases the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of the Common Stock as described in Section 9(a)(2) (without giving effect to the 60-day limit on the exercisability of rights, options and warrants ordinarily subject to such Section 9(a)(2)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof.  Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Corporation for shares of Common Stock, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Corporation had instead issued the shares of Common Stock issued upon such exchange as a dividend or distribution of shares of Common Stock subject to Section 9(a)(1).  Notwithstanding the preceding provisions of this paragraph, no adjustment shall be required to be made to the Conversion Rate with respect to any holder of Series A Preferred Stock which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such holder who receives Series A Preferred Stock in such transfer after the time such holder becomes, or its affiliate or associate becomes, an “acquiring person.”

(6) If the Corporation, at any time or from time to time while any of the Series A Preferred Stock is outstanding, shall issue shares of Common Stock or any other security convertible into, exercisable or exchangeable for Common Stock (such Common Stock or other security, “Equity-Linked Securities”) (other than (i) an Excluded Issuance, (ii) Common Stock issued upon conversion of the Series A Preferred Stock and (iii) rights, options, warrants or other distributions referred to in Sections 9(a)(2) and 9(a)(4)), the Conversion Rate shall be increased based on the following formula:

OS1
CR1 = CR0	x	--------------------
OS0 + (AC / SP)

where,

CR0           =           the Conversion Rate in effect immediately prior to the issuance of such Equity-Linked Securities;

CR1           =           the new Conversion Rate in effect immediately after the issuance of such Equity-Linked Securities;

AC           =           the aggregate consideration paid or payable for such Equity-Linked Securities;

OS0           =           the number of shares of Common Stock outstanding immediately before the issuance of Equity-Linked Securities;

OS1           =           the number of shares of Common Stock outstanding immediately after the issuance of Equity-Linked Securities and giving effect to any shares of Common Stock issuable upon conversion, exercise or exchange of such Equity-Linked Securities; and

SP           =           the Closing Price on the date of issuance of such Equity-Linked Securities.

The adjustment shall become effective immediately after such issuance.

(b)  Calculation of Adjustments.  All adjustments to the Conversion Rate shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).  No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date.

(c)  When No Adjustment Required.  (1) Except as otherwise provided in Section 9, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(2) Except as otherwise provided in this Section 9, no adjustment of the Conversion Rate shall be made as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(3) Notwithstanding the foregoing, no adjustment to the Conversion Rate shall be made:

(A)  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Corporation bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)  upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director, manager or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C)  upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(D)  for a change in the par value of the Common Stock; or

(E)  for accrued and unpaid dividends on the Series A Preferred Stock.

(d)  Successive Adjustments.  After an adjustment to the Conversion Rate under this Section 9, any subsequent event requiring an adjustment under this Section 9 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e)  Multiple Adjustments.  For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 9 under more than one subsection hereof (other than where holders of Series A Preferred Stock are entitled to elect the applicable adjustment, in which case such election shall control), such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 9 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f)  Other Adjustments.  The Corporation may, but shall not be required to, make such increases in the Conversion Rate, in addition to those required by this Section 9, as the Board considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(g)  Notice of Adjustments.  Whenever the Conversion Rate is adjusted as provided under this Section 9, the Corporation shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Corporation makes an adjustment pursuant to Section 9(f):

(1) compute the adjusted applicable Conversion Rate in accordance with this Section 9 and prepare and transmit to the Conversion Agent an officer’s certificate setting forth the applicable Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(2) provide a written notice to the holders of the Series A Preferred Stock of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

 (h)  Conversion Agent.  The Conversion Agent shall not at any time be under any duty or responsibility to any holder of Series A Preferred Stock to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  The Conversion Agent shall be fully authorized and protected in relying on any officer’s certificate delivered pursuant to Section 9(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate.  The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Stock; and the Conversion Agent makes no representation with respect thereto.  The Conversion Agent, if other than the Corporation, shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 9.

 (i)  Fractional Shares.  No fractional shares of Common Stock will be delivered to the holders of Series A Preferred Stock upon conversion.  In lieu of fractional shares otherwise issuable, holders of Series A Preferred Stock will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.  In order to determine whether the number of shares of Common Stock to be delivered to a holder of Series A Preferred Stock upon the conversion of such holder’s shares of Series A Preferred Stock will include a fractional share (in lieu of which cash would be paid hereunder), such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such holder that are being converted on any single Conversion Date.

(j)  Reorganization Events.  In the event of:

(1) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which the Common Stock (but not the Series A Preferred Stock) is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another person;

(2) any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Corporation, in each case pursuant to which the Common Stock (but not the Series A Preferred Stock) is converted into cash, securities or other property; or

(3) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock (but not the Series A Preferred Stock) into other securities,

(each of which is referred to as a “Reorganization Event”) each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the holders of Series A Preferred Stock (unless otherwise required by the Investment Agreement) and subject to Section 9(k), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such holder converted its share of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event, assuming that such holder is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Corporation and non-Affiliates; provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 9(j), the kind and amount of securities, cash and other property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(k)  Exchange Property Election.  In the event that the holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property that the holders of Series A Preferred Stock shall be entitled to receive shall be determined by the holders of a majority of the outstanding shares of Series A Preferred Stock on or before the earlier of (i) the deadline for elections by holders of Common Stock and (ii) two Business Days before the anticipated effective date of such Reorganization Event.  The number of units of Exchange Property for each share of Series A Preferred Stock converted following the effective date of such Reorganization Event shall be determined from among the choices made available to the holders of the Common Stock and based on the per share amount as of the effective date of the Reorganization Event, determined as if the references to “share of Common Stock” in this Certificate of Designation were to “units of Exchange Property.”

(l)  Successive Reorganization Events.  The above provisions of Section 9(j) and Section 9(k) shall similarly apply to successive Reorganization Events and the provisions of Section 9 shall apply to any shares of Capital Stock (or capital stock of any other issuer) received by the holders of the Common Stock in any such Reorganization Event.

(m)  Reorganization Event Notice.  The Corporation (or any successor) shall, no less than 20 Business Days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Series A Preferred Stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 9.

(n)  The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 9, and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event, or in the case of a Reorganization Event described in Section 9(j)(2), an exchange of Series A Preferred Stock for the stock of the Person to whom the Corporation’s assets are conveyed or transferred, having voting powers, preferences, and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Designation.

Section 10.  Reservation of Shares.

The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available, free from preemptive rights, for issuance upon the conversion of Series A Preferred Stock, such number of its authorized but unissued Common Stock as will from time to time be sufficient to permit the conversion of all outstanding Series A Preferred Stock.  Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable laws and regulations which require action to be taken by the Corporation.

Section 11.  Notices.

Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to or at the Close of Business on a Business Day and electronic confirmation of receipt is received by the sender, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than the Close of Business on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, attention: Chief Executive Officer and General Counsel, or (ii) if to a holder of Series A Preferred Stock, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such holder may provide to the Corporation in accordance with this Section 11.

Section 12.  Certain Definitions.

As used in this Certificate of Designation, the following terms shall have the following meanings, unless the context otherwise requires:

“Affiliate” with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto.

“Board” shall have the meaning ascribed to it in the recitals.

“Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Corporation.

“Certificate of Designation” shall mean this Certificate of Designation relating to the Series A Preferred Stock, as it may be amended from time to time.

“Change of Control” shall mean the occurrence of any of the following:

(1)  any Person shall Beneficially Own, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, shares of the Corporation’s Capital Stock entitling such Person to exercise 50% or more of the total voting power of all classes of Voting Stock of the Corporation, other than an acquisition by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this clause (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act); or

(2)  the Corporation (i) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(a)  that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Common Stock; or

(b)  which is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

(c)  where the Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

provided, that (x) a Change of Control shall not result from transfers by any holder of any shares of Series A Preferred Stock as of the Original Issue Date or any of their Affiliates to any Person and (y) notwithstanding the foregoing, a transaction or transactions will not constitute a Change of Control if at least 90% of the consideration received or to be received by holders of Common Stock (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common stock, ordinary shares, American depositary receipts or American depositary shares and any associated rights listed and traded on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market or another U.S. national securities exchange or automated inter-dealer quotation system (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger).

“Close of Business” shall mean 5:00 p.m., Mountain time, on any Business Day.

“Closing Price” shall means the price per share of the final trade of the Common Stock on the applicable Trading Day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or on the OTCQB.

“Common Stock” shall have the meaning ascribed to it in Section 3.

“Constituent Person” shall have the meaning ascribed to it in Section 9(j).

“Conversion Rate” shall have the meaning ascribed to it in Section 7(b).

“Corporation” shall have the meaning ascribed to it in the recitals.

“Distributed Entity” means any Subsidiary of the Corporation distributed in a Spin-Off Transaction.

“Distributed Property” shall have the meaning ascribed to it in Section 9(a)(3).

“Distribution Ratio” means the number of shares (or fraction of a share) of the Distributed Entity received in respect of or in exchange for, as applicable, a share of Common Stock in the Spin-Off Transaction.

“Dividend” shall have the meaning ascribed to it in Section 4(a).

“Dividend Payment Date” shall have the meaning ascribed to it in Section 4(b).

“Equity-Linked Securities” shall have the meaning ascribed to it in Section 9(a)(6).

“Exchange Property” shall have the meaning ascribed to it in Section 9(j).

“Excluded Issuance” shall mean, any issuances of (1) Capital Stock or options to purchase shares of Capital Stock to employees, directors, managers, officers or consultants of or to the Corporation or any of its Subsidiaries pursuant to a stock option or incentive compensation or similar plan outstanding as of the date hereof or, subsequent to the date hereof, approved by the Board or a duly authorized committee of the Board, (2) securities pursuant to any bona fide merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or any other direct or indirect acquisition by the Corporation, whereby the Corporation’s securities comprise, in whole or in part, the consideration paid by the Corporation in such transaction, (3) shares of Common Stock issued at a price equal to or greater than the Closing Price on the Trading Day immediately preceding the earlier of (x) the date on which the sale or issuance is publicly announced and (y) the date on which the price for such sale or issuance is agreed or fixed, (4) securities convertible into, exercisable or exchangeable for shares of Common Stock issued with an exercise or conversion price equal to or greater than the Closing Price on the Trading Day immediately preceding the earlier of (x) the date on which the sale or issuance is publicly announced and (y) the date on which the price for such sale or issuance is agreed or fixed, and (5) Capital Stock upon the exercise of any stock option or warrant of the Corporation outstanding as of the date hereof.

“Expiration Date” shall have the meaning ascribed to it in Section 9(a)(3).

“Expiration Time” shall have the meaning ascribed to it in Section 9(a)(3).

“GAAP” shall mean generally accepted accounting principles in the United States.

“Indebtedness” shall mean any indebtedness (including principal and premium) in respect of borrowed money.

“Issue Date” shall mean [●], 201_.

“Junior Stock” shall have the meaning ascribed to it in Section 3.

“Liquidation” shall have the meaning ascribed to it in Section 5(a).

“Liquidation Preference” shall have the meaning ascribed to it in Section 5(a).

“Open of Business” shall mean 9:00 a.m., Mountain time, on any Business Day.

“Parity Stock” shall have the meaning ascribed to it in Section 3.

“Participating Dividend” shall have the meaning ascribed to it in Section 4(a).

“Participating Dividend Payment Date” shall have the meaning ascribed to it in Section 4(b).

“Person” shall mean any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Preferred Stock” shall mean any and all series of preferred stock of the Corporation, including the Series A Preferred Stock.

“Purchased Shares” shall have the meaning ascribed to it in Section 9(a)(3).

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract, this Certificate of Designation or otherwise).

“Regular Dividend” shall have the meaning ascribed to it in Section 4(a).

“Regular Dividend Payment Date” shall have the meaning ascribed to it in Section 4(b).

“Regular Dividend Period” shall have the meaning ascribed to it in Section 4(b).

“Reorganization Event” shall have the meaning ascribed to it in Section 9(j).

“Senior Stock” shall have the meaning ascribed to it in Section 3.

“Series A Preferred Stock” shall have the meaning ascribed to it in Section 1.

“Significant Subsidiary” means any Subsidiary of the Corporation  that would be a “Significant Subsidiary” of the Corporation within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission, determined as of the date of the latest audited consolidated financial statements of the Corporation and its consolidated Subsidiaries.

“Spin-Off Transaction” means any transaction by which a Subsidiary of the Corporation ceases to be a Subsidiary of the Corporation by reason of the distribution of such Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Stated Value” shall have the meaning ascribed to it in Section 4(a).

“Subsidiary” means any company or corporate entity for which the Corporation owns, directly or indirectly, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of such company or corporate entity).

“Trading Day” shall mean any Business Day on which the Common Stock is traded, or able to be traded, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or on the OTCBB.

“Trigger Event” shall have the meaning ascribed to it in Section 9(a)(5).

“Voting Stock” shall mean Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors of the Corporation (without regard to whether or not, at the relevant time, Capital Stock of any other class or classes (other than Common Stock) shall have or might have voting power by reason of the happening of any contingency).

“VWAP” shall have the meaning ascribed to it in Section 9(a)(4).

Section 13.  Headings. The headings of the paragraphs of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

Section 14.  Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of the Series A Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

Section 15.  Notices. All notices or communications in respect of the Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Articles of Incorporation or By-laws or by applicable law or regulation. Notwithstanding the foregoing, if the Series A Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of the Series A Preferred Stock in any manner permitted by such facility.

Section 16.  Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

Section 17.  Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and Paying Agent for the Series A Preferred Stock shall be the Corporation. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series A Preferred Stock.

Section 18.  Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 19.  Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law and regulation.

IN WITNESS WHEREOF, U-Swirl, Inc. has caused this Certificate of Designation to be duly executed by its authorized corporate officer this [●] day of [●], 20__.

U-SWIRL, INC.

By _________________________________
Name:
Title: